NEWS RELEASE

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Media contact: David Neurhor Director, External Communications Phone: (724) 838-6020 Media Hotline: 1-888-233-3583	Investor contact: Max Kuniansky Executive Director, Investor Relations and Corporate Communications Phone: (724) 838-6895

Email: dneuroh@alleghenyenergy.com	E-mail: mkunian@alleghenyenergy.com

  FOR IMMEDIATE RELEASE

Allegheny Energy Announces $275 Million First Mortgage Bond Issuance

GREENSBURG, Pa., December 7, 2007 – Allegheny Energy, Inc. (NYSE: AYE) announced today that its subsidiary, West Penn Power Company, will issue $275 million (principal amount) of first mortgage bonds with a coupon of 5.95 percent and a 10-year maturity.

West Penn Power Company intends to use the net proceeds from the sale of the first mortgage bonds to repay a note payable and for other general corporate purposes, including ongoing construction and capital expenditures. Allegheny expects to complete the bond issuance on December 11, 2007.

The bonds have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned electric utility with total annual revenues of over $3 billion and more than 4,000 employees. The company owns and operates generating facilities and delivers low-cost, reliable electric service to over 1.5 million customers in Pennsylvania, West Virginia, Maryland and Virginia. For more information, visit the company’s Web site at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: rate regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; capacity purchase commitments; regulatory matters; and accounting issues. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: plant performance and unplanned outages; changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in customer switching behavior and their resulting effects on existing and future load requirements; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; changes in PJM, including changes to participant rules and tariffs; the effect of accounting policies issued periodically by accounting standard-setting bodies; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

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